UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 14, 2017
Date of Report (Date of earliest event reported)

Canadian Pacific Railway Limited
(Exact name of registrant as specified in its charter)

Canada	001-01342	98-0355078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7550 Ogden Dale Road S.E., Calgary, Alberta,
Canada, T2C 4X9
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (403) 319-7000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Compensatory Arrangements of Certain Officers.

On February 14, 2017, the Board of Directors of Canadian Pacific Railway Limited (the “Company”) approved an increase in the compensation of Mr. Nadeem Velani, Vice-President and Chief Financial Officer of the Company. Mr. Velani’s base salary will increase to $460,000, his target award level under the Company’s short term incentive plan will increase to 75% of his base salary, and his long term incentive opportunity will increase to 225% of his base salary. The value of Mr. Velani’s total compensation package is expected to increase to $1,840,000 annually.

 ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
Exhibit 10.1	Compensation letter dated February 14, 2017, between the Company and Nadeem Velani.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2017

CANADIAN PACIFIC RAILWAY LIMITED

	By:	/s/ Scott Cedergren
		Name:	Scott Cedergren
		Title:	Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
Exhibit 10.1	Compensation letter dated February 14, 2017, between the Company and Nadeem Velani.